Exhibit 23.2

Consent of Independent Certified Public Accountants

We have issued our report dated February 14, 2003, accompanying the consolidated financial statements included in the Annual Report of Bio-Technology General Corp. on Form 10-K for the year ended December 31, 2002.  We hereby consent to the incorporation by reference of said report in the registration statement Nos. 33-51202, 33-83904, 33-69870, 33-41591, 33-41593, 333-36121, 333-33073, 333-33075, 333-64541, and 333-87344 on Form S-8 of Bio-Technology General Corp.

/s/ GRANT THORNTON LLP

New York, New York
March 28, 2003